UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 18, 2022 (February 17, 2022)

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Mount Ridge Road

Roseville, MN 55113-1127

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CLXT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operation and Financial Condition.

On February 17, 2022, Calyxt, Inc. (the “Company”) filed a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) with the Securities and Exchange Commission (the “Commission”) under Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with an SEC-registered offering (the “Offering”) of its common stock and warrants to purchase its common stock pursuant to an effective shelf registration statement filed on Form S-3 (File No. 333-233231) with the Commission.

In the Preliminary Prospectus Supplement, the Company disclosed certain preliminary estimated financial information. In particular, the Company disclosed that as of December 31, 2021, the Company’s cash and cash equivalents was $13.7 million, restricted cash was $0.6 million, total current liabilities were $4.1 million, and financing lease obligations, including current portion, were $17.9 million. As of December 31, 2021, Cellectis owned 61.8 percent of Calyxt’s 38,773,994 outstanding shares of common stock.

This preliminary financial information is based on information available to the Company as of the date of this Current Report on Form 8-K and is subject to the completion of the Company’s year-end financial closing procedures. The preliminary estimated information set forth above have not been audited and are subject to change pending completion of the Company’s audited financial statements for the year ended December 31, 2021. It is possible that the Company or its independent registered public accounting firm may identify items that require them to make adjustments to the preliminary estimates set forth above and those changes could be material.

The information in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein. The furnishing of this information will not be deemed an admission as to the materiality of any information contained herein.

Item 8.01.	Other Events.

The Preliminary Prospectus contains an updated description of certain aspects of the Company’s business and its risk factors

In connection with the Offering described under Item 2.02 above, the Company included an updated description of certain aspects of its business (the “Updated Business Disclosure”) and updated the risk factor disclosure (the “Updated Risk Factor Disclosure”) from the Company’s prior filings with the Commission. Accordingly, the Company is filing the Updated Business Disclosure as Exhibit 99.1 to this Current Report on Form 8-K and the Updated Risk Factor Disclosure as Exhibit 99.2 to this Current Report on Form 8-K. Exhibits 99.1 and 99.2 are incorporated herein by reference, except for the preliminary financial information identified in Item 2.02, which shall not be deemed “filed” and are not incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act. Calyxt has made these forward-looking statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “estimates,” “pending,” “preliminary,” and “subject to change” or the negative of these terms and other similar terminology. Forward-looking statements in this report include statements about the Company’s preliminary financial information as of December 31, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Updated Business Disclosure

99.2	Updated Risk Factor Disclosure

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2022

CALYXT, INC.

By:	/s/ Michael A. Carr
Name:	Michael A. Carr
Title:	President and Chief Executive Officer